Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-46836 and 333-64799) pertaining to the Warwick Valley Telephone Company 401(k) Plan of our report dated June 23, 2014, with respect to the financial statements and supplemental schedules of the Warwick Valley Telephone Company 401(k) Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2013.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

June 23, 2014